UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2006

RASER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

UTAH	001-32661	87-0638510
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5152 North Edgewood Drive, Suite 375 Provo, Utah	84604
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(801) 765-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

In a resolution approved on September 13, 2006, the Audit Committee of the Board of Directors of Raser Technologies, Inc. (the “Registrant”) approved the selection of Hein & Associates, LLC as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2006. At the same meeting, the Audit Committee approved the dismissal of Tanner LC (“Tanner”) effective as of September 13, 2006 (the “Auditor Change Date”).

The Audit Committee’s decision to retain Hein & Associates was precipitated by Tanner’s recommendation that the Registrant engage an accounting firm with domain expertise in the power generation industry, given the possibility that the Registrant may enter into this industry in the near future. Based on discussions with Hein & Associates and related inquiries regarding Hein & Associates’ work and existing clients, the Audit Committee believes that Hein & Associates has such expertise. This decision was not related to the quality of services provided by Tanner.

The report of Tanner on the Registrant’s financial statements as of and for the fiscal year ended December 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with Tanner’s audits for the fiscal years ended December 31, 2005 and 2004, and the period through the Auditor Change Date, there were no disagreements with Tanner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Tanner, would have caused Tanner to make reference to the subject matter of such disagreements in connection with its reports. In addition, no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during the Registrant’s fiscal years ended December 31, 2005 and 2004 and the period through the Auditor Change Date, except that, as previously disclosed by the Registrant in its Annual Report on Form 10-KSB for the year ended December 31, 2004, Tanner advised the Registrant that it did not maintain effective internal control over financial reporting as of December 31, 2004 because of material weaknesses related to the Registrant’s internal control and disclosure control over stock-based compensation, reporting of equity transactions and certain disclosures in the footnotes to the Registrant’s consolidated financial statements.

The subject matter of the material weaknesses described above was discussed with Tanner by the Registrant’s management and the Audit Committee. The Registrant has authorized Tanner to fully respond to the inquiries of the Registrant’s newly selected independent registered public accounting firm, Hein & Associates.

The Registrant has provided Tanner with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that Tanner furnish a letter addressed to the SEC stating whether or not Tanner agrees with the statements noted above. A copy of the letter, dated September 13, 2006, from Tanner is attached as Exhibit 16.1 to this Current Report on Form 8-K.

During the last Registrant’s two most recent fiscal years and the period through the Auditor Change Date, neither the Registrant nor anyone on its behalf has consulted with Hein & Associates regarding any of the matters referenced in Item 304(a)(2) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter dated September 13, 2006 from Tanner LC to the United States Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2006

Raser Technologies, Inc.

By:	/s/ William Dwyer
Name:	William Dwyer
Title:	Chief Financial Officer

Exhibit No.	Description
16.1	Letter dated September 13, 2006 from Tanner LC to the United States Securities and Exchange Commission